BOULDER GROWTH & INCOME FUND, INC.
Meeting of Stockholders - Voting Results (Unaudited)

On April 27, 2007, the Fund held its Annual Meeting of Stockholders to consider the election of Directors of the Fund and certain corporate other proposals. The following votes were recorded:

PROPOSAL 1: (Voting by AMPs Shareholders):
Election of Richard I. Barr as Director of the Fund	# of Votes Cast	% of Votes Cast
Affirmative…………………………………………………………………	116.000	74.4
Withheld ……………………………………………………………………	40.000	25.6
TOTAL……………………………………………………………	156.000	100.0

Election of John S. Horejsi as Director of the Fund	# of Votes Cast	% of Votes Cast

Affirmative………………………………………………………………..	116.000	74.4
Withheld ……………………………………………………………………	40.000	25.6
TOTAL……………………………………………………………	156.000	100.0
PROPOSAL 1: (Voting by Common Stock Shareholders):
Election of Joel W. Looney as Director of the Fund	# of Votes Cast	% of Votes Cast

Affirmative …………………………………………………………………	10,332,250.492	99.3
Withheld…………………………………………………………………….	80,048.672	0.7
TOTAL……………………………………………………………	10,407,879.164	100.0

Election of Dr. Dean L. Jacobson as Director of the Fund	# of Votes Cast	% of Votes Cast

Affirmative …………………………………………………………………	10,338,955.600	99.3
Withheld ……………………………………………………………………	73,352.564	0.7
TOTAL……………………………………………………………	10,407,679.164	100.0

Election of Susan L. Ciciora as Director of the Fund	# of Votes Cast	% of Votes Cast

Affirmative …………………………………………………………………	10,323,836.925	99.2
Withheld ……………………………………………………………………	88,462.239	0.8
TOTAL……………………………………………………………	10,407,879.164	100.0

PROPOSAL 2: (Voting by AMPs Shareholders):
Amendment to the Fund’s Investment Restriction.	# of Votes Cast	% of Votes Cast

For ………………………………………………………………………….	67.000	43 .0
Against ……………………………………………………………………..	32.000	20.5
Abstain ……………………………………………………………………..	-	-
No Vote ………………………………………………………………	57.000	36.5
TOTAL……………………………………………………………	156.000	100.0

PROPOSAL 2: (Voting by Common Stock Shareholders):
Amendment to the Fund’s Investment Restriction.	# of Votes Cast	% of Votes Cast

For………………………………………………………………………………	6,101,516.496	58.6
Against ……………………………………………………………………	203,750.154	1.9
Abstain ………………………………………………………………………	70,924.514	0.7
No Vote …………………………………………………………………	10 4,036,108.000	38.8
TOTAL……………………………………………………………	10 10,412,299.164	100.0